345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Monica Kendrick	Keri Mattox
(574) 373-2095	(215) 275-2431
monica.kendrick@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Cole Lannum, CFA
(508) 409-9366
cole.lannum@zimmerbiomet.com

Zimmer Biomet Announces

Fourth Quarter and Full-Year 2019 Financial Results

•	Fourth quarter net sales of $2.126 billion increased 2.6%, 3.2% on a constant currency basis
•	Fourth quarter diluted EPS were $1.54; adjusted diluted EPS were $2.30
•	Full-year net sales of $7.982 billion increased 0.6%, 2.2% on a constant currency basis
•	Full-year diluted EPS were $5.47; adjusted diluted EPS were $7.87
•	Full-year 2020 guidance provided – Company expects 2.5% to 3.5% revenue growth on a reported and constant currency basis

(WARSAW, IN) February 4, 2020 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter and year ended December 31, 2019.  The Company reported fourth quarter net sales of $2.126 billion, an increase of 2.6% over the prior year period, and an increase of 3.2% on a constant currency basis.  Net sales for the full year were $7.982 billion, an increase of 0.6% over 2018 and an increase of 2.2% on a constant currency basis.  Net earnings for the fourth quarter were $321 million and $478 million on an adjusted basis, and for the full year were $1.132 billion and $1.626 billion on an adjusted basis.

Diluted earnings per share were $1.54 for the fourth quarter and $5.47 for the full year.  Adjusted diluted earnings per share were $2.30 for the fourth quarter, an increase of 5.5% over the prior year period, and were $7.87 for the full year, an increase of 3.0% over 2018.

“In 2019 we continued to successfully execute our plan to reposition the company for success, driven by our global team’s focus on our One ZB mission and culture,” said Bryan Hanson, President and CEO of Zimmer Biomet.  “We continued to invest for growth and drove improved performance in 2019, especially in the second half of the year.  We are operating from a position of strength for 2020 and beyond.  I am proud of the entire ZB team and their unyielding commitment to the ZB mission and bettering the lives of patients around the world.”

Key drivers in the fourth quarter included solid performance from the Americas and Asia Pacific, with continued strong results across our global Knee and Hip businesses.  Additionally, ROSA® Knee System sales accelerated from the third quarter of 2019.

Please see the attached schedules accompanying this press release for additional details on performance in the quarter, including sales by Zimmer Biomet’s three geographies and six product categories.

Recent Highlights

•	Fourth quarter launch, positive customer feedback and good momentum for the Persona® Revision and Avenir Complete™ products
•

The Company began a number of restructuring initiatives, including reorganizing business units to create greater strategic alignment, increased efficiency and improved resource allocation for accelerated growth

•	Zimmer Biomet named 2019 Medtech Company of the Year by Medical Device and Diagnostic Industry (MD+DI)

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three-month period and year ended December 31, 2019, as well as the percentage change compared to the prior year periods, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2019
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,288	2.3%	2.4%
EMEA	471	(1.1)	1.4
Asia Pacific	367	9.2	8.6
Total	$2,126	2.6%	3.2%
Product Categories
Knees
Americas	$454	4.8%	4.9%
EMEA	180	0.8	3.4
Asia Pacific	127	7.3	7.5
Total	761	4.3	4.9
Hips
Americas	267	3.3	3.3
EMEA	132	(3.2)	(0.9)
Asia Pacific	112	9.3	8.2
Total	511	2.7	3.2
S.E.T *	474	2.8	3.1
Spine & CMF**	197	(0.3)	0.2
Dental	109	4.3	5.0
Other	74	(8.2)	(7.7)
Total	$2,126	2.6%	3.2%

* Surgical, Sports Medicine, Extremities and Trauma
** Craniomaxillofacial

NET SALES - YEAR ENDED DECEMBER 31, 2019
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$4,876	0.8%	1.0%
EMEA	1,747	(3.1)	2.2
Asia Pacific	1,359	5.1	6.9
Total	$7,982	0.6%	2.2%
Product Categories
Knees
Americas	$1,677	2.1%	2.2%
EMEA	654	(2.7)	2.8
Asia Pacific	479	4.5	7.1
Total	2,810	1.3	3.2
Hips
Americas	1,016	2.0	2.2
EMEA	500	(3.9)	1.3
Asia Pacific	419	3.4	4.8
Total	1,935	0.7	2.5
S.E.T *	1,796	2.5	3.8
Spine & CMF**	747	(2.2)	(1.2)
Dental	414	0.7	2.3
Other	280	(9.9)	(8.6)
Total	$7,982	0.6%	2.2%

* Surgical, Sports Medicine, Extremities and Trauma
** Craniomaxillofacial

Cash Flow and Balance Sheet

Operating cash flow for the fourth quarter was $423 million and free cash flow was $295 million.  In the fourth quarter, the Company paid down $161 million of debt, net of debt proceeds, paid $49 million in dividends and declared a dividend of $0.24 per share.  Operating cash flow for the full year was $1.586 billion and free cash flow was $1.063 billion.  In the full year, the Company paid down $716 million of debt, net of debt proceeds, paid $197 million in dividends and declared dividends of $0.96 per share.

Guidance

The Company is providing the following full-year 2020 financial guidance:

Projected Year Ending December 31, 2020
2020 reported and constant currency revenue growth	2.5% - 3.5%
Foreign Currency Exchange Impact(1)	Neutral
Adjusted Operating Profit Margin(2)	27.0% - 28.0%
Adjusted Tax Rate(2)	16.0% - 17.0%
Adjusted Diluted EPS(2)	$8.15 - $8.45

(1)	Expected to be negative in the first half of the year and slightly positive in the second half of the year based on current foreign currency exchange rates
(2)

These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures.”

Conference Call

The Company will conduct its fourth quarter and full-year 2019 investor conference call today, February 4, 2020, at 8:30 a.m. Eastern Time.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three-month period and the year ended December 31, 2019 is presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings and diluted earnings per share for the three-month period and the year ended December 31, 2019 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of certain inventory and manufacturing-related charges, including charges to terminate a raw material supply agreement and to discontinue certain product lines; intangible asset amortization; intangible asset impairment; quality remediation expenses; restructuring and other cost reduction initiative expenses; acquisition, integration and related gains and expenses; certain litigation gains and charges; expenses to establish initial compliance with the European Union Medical Device Regulation; other charges; any related effects on our income tax provision associated with these items, the effect of Switzerland tax reform and other certain tax adjustments.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2020.  We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures.  For instance, we exclude the impact of certain charges related to restructuring and other cost reduction initiatives and certain legal and tax matters.  We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts.  For example, the timing of certain transactions is difficult to predict because management’s plans may change.  In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors.  It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, statements regarding sales and earnings guidance and any statements about our expectations, plans, strategies or prospects.  We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “look forward to” and similar expressions to identify forward-looking statements.  All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.  Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.  These risks, uncertainties and changes in circumstances include, but are not limited to:  the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the risks and uncertainties related to our ability to successfully execute our restructuring plans; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; compliance with the Deferred Prosecution Agreement entered into in January 2017; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA, while continuing to satisfy the demand for our products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  For a further list and description of such risks and uncertainties, see our reports filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarters ended June 30, 2019 and September 30, 2019.  Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this press release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary note is applicable to all forward-looking statements contained in this press release.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 and 2018
(in millions, except per share amounts, unaudited)

	2019	2018
Net Sales	$2,125.7	$2,071.0
Cost of products sold, excluding intangible asset amortization	582.2	583.4
Intangible asset amortization	147.4	148.0
Research and development	121.1	101.2
Selling, general and administrative	882.2	998.6
Goodwill and intangible asset impairment	-	975.9
Quality remediation	19.3	34.6
Restructuring and other cost reduction initiatives	33.0	9.5
Acquisition, integration and related	3.7	10.3
Operating expenses	1,788.9	2,861.5
Operating Profit (Loss)	336.8	(790.5)
Other income (expense), net	4.8	(6.9)
Interest expense, net	(52.4)	(68.5)
Earnings (loss) before income taxes	289.2	(865.9)
(Benefit) provision for income taxes	(32.2)	36.6
Net Earnings (Loss)	321.4	(902.5)
Less: Net earnings (loss) attributable to noncontrolling interest	0.7	(1.4)
Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	$320.7	$(901.1)
Earnings (Loss) Per Common Share
Basic	$1.56	$(4.42)
Diluted	$1.54	$(4.42)
Weighted Average Common Shares Outstanding
Basic	205.8	204.0
Diluted	207.8	204.0

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2019 and 2018
(in millions, except per share amounts, unaudited)

	2019	2018
Net Sales	$7,982.2	$7,932.9
Cost of products sold, excluding intangible asset amortization	2,252.6	2,271.9
Intangible asset amortization	584.3	595.9
Research and development	449.3	391.7
Selling, general and administrative	3,343.8	3,379.3
Goodwill and intangible asset impairment	70.1	979.7
Quality remediation	82.4	146.9
Restructuring and other cost reduction initiatives	50.0	34.2
Acquisition, integration and related	12.2	99.5
Operating expenses	6,844.7	7,899.1
Operating Profit	1,137.5	33.8
Other expense, net	(4.8)	(15.6)
Interest expense, net	(226.9)	(289.3)
Earnings (loss) before income taxes	905.8	(271.1)
(Benefit) provision for income taxes	(225.7)	108.2
Net Earnings (Loss)	1,131.5	(379.3)
Less: Net loss attributable to noncontrolling interest	(0.1)	(0.1)
Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	$1,131.6	$(379.2)
Earnings (Loss) Per Common Share
Basic	$5.52	$(1.86)
Diluted	$5.47	$(1.86)
Weighted Average Common Shares Outstanding
Basic	205.1	203.5
Diluted	206.7	203.5

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$617.9	$542.8
Receivables, net	1,363.9	1,275.8
Inventories	2,385.0	2,256.5
Other current assets	357.1	352.3
Total current assets	4,723.9	4,427.4
Property, plant and equipment, net	2,077.4	2,015.4
Goodwill	9,599.7	9,594.4
Intangible assets, net	7,257.6	7,684.6
Other assets	980.1	405.0
Total Assets	$24,638.7	$24,126.8
Liabilities and Stockholders' Equity
Current liabilities	$1,941.5	$1,896.3
Current portion of long-term debt	1,500.0	525.0
Other long-term liabilities	2,083.0	2,015.7
Long-term debt	6,721.4	8,413.7
Stockholders' equity	12,392.8	11,276.1
Total Liabilities and Stockholders' Equity	$24,638.7	$24,126.8

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019 and 2018
(in millions, unaudited)

	2019	2018
Cash flows provided by (used in) operating activities
Net earnings (loss)	$1,131.5	$(379.3)
Depreciation and amortization	1,006.1	1,040.5
Share-based compensation	84.3	65.5
Goodwill and intangible asset impairment	70.1	979.7
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(427.3)	(137.4)
Receivables	(93.8)	213.6
Inventories	(125.2)	(199.5)
Accounts payable and accrued expenses	(42.0)	155.9
Other assets and liabilities	(17.9)	8.4
Net cash provided by operating activities (1)	1,585.8	1,747.4
Cash flows provided by (used in) investing activities
Additions to instruments	(315.9)	(276.3)
Additions to other property, plant and equipment	(207.1)	(162.7)
Net investment hedge settlements	48.1	69.2
Acquisition of intellectual property rights	(197.6)	-
Business combination investments, net of acquired cash	(37.1)	(15.3)
Investments in other assets	(19.7)	(31.5)
Net cash used in investing activities	(729.3)	(416.6)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	549.2	749.5
Proceeds from multicurrency revolving facility	-	400.0
Payments on multicurrency revolving facility	-	(400.0)
Redemption of senior notes	(500.0)	(1,150.0)
Proceeds from term loans	200.0	675.0
Payments on term loans	(960.0)	(1,425.0)
Net payments on other debt	(5.3)	(3.9)
Dividends paid to stockholders	(196.7)	(195.2)
Proceeds from employee stock compensation plans	158.2	107.9
Net cash flows from unremitted collections from factoring programs	(12.2)	(36.7)
Business combination contingent consideration payments	(2.9)	(19.8)
Other financing activities	(10.2)	(4.0)
Net cash used in financing activities	(779.9)	(1,302.2)
Effect of exchange rates on cash and cash equivalents	(1.5)	(10.2)
Increase in cash and cash equivalents	75.1	18.4
Cash and cash equivalents, beginning of period	542.8	524.4
Cash and cash equivalents, end of period	$617.9	$542.8

(1) 2019 reflects approximately $168 million paid related to a patent litigation matter

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY GEOGRAPHY
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 and 2018
(in millions, unaudited)

	Three Months Ended December 31,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$1,288.2	$1,259.2	2.3%	5.3%	(2.9)%	(0.1)%
EMEA	470.4	475.6	(1.1)	3.3	(1.9)	(2.5)
Asia Pacific	367.1	336.2	9.2	10.7	(2.1)	0.6
Total	$2,125.7	$2,071.0	2.6%	5.8%	(2.6)%	(0.6)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 and 2018
(in millions, unaudited)

	Three Months Ended December 31,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$760.6	$729.5	4.3%	7.8%	(2.9)%	(0.6)%
Hips	511.3	497.7	2.7	6.4	(3.2)	(0.5)
S.E.T	473.7	461.1	2.8	4.9	(1.8)	(0.3)
Spine & CMF	197.3	197.7	(0.3)	2.9	(2.7)	(0.5)
Dental	108.8	104.4	4.3	5.0	-	(0.7)
Other	74.0	80.6	(8.2)	(4.6)	(3.1)	(0.5)
Total	$2,125.7	$2,071.0	2.6%	5.8%	(2.6)%	(0.6)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY GEOGRAPHY
FOR THE YEARS ENDED DECEMBER 31, 2019 and 2018
(in millions, unaudited)

	Years Ended December 31,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$4,875.8	$4,837.2	0.8%	4.0%	(3.0)%	(0.2)%
EMEA	1,746.9	1,801.9	(3.1)	4.3	(2.1)	(5.3)
Asia Pacific	1,359.5	1,293.8	5.1	9.1	(2.2)	(1.8)
Total	$7,982.2	$7,932.9	0.6%	4.9%	(2.7)%	(1.6)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE YEARS ENDED DECEMBER 31, 2019 and 2018
(in millions, unaudited)

	Years Ended December 31,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$2,810.1	$2,773.7	1.3%	6.2%	(3.0)%	(1.9)%
Hips	1,935.1	1,921.4	0.7	5.5	(3.0)	(1.8)
S.E.T	1,795.7	1,751.8	2.5	5.4	(1.6)	(1.3)
Spine & CMF	747.3	763.9	(2.2)	1.4	(2.6)	(1.0)
Dental	414.0	411.2	0.7	3.2	(0.9)	(1.6)
Other	280.0	310.9	(9.9)	(2.1)	(6.5)	(1.3)
Total	$7,982.2	$7,932.9	0.6%	4.9%	(2.7)%	(1.6)%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	December 31, 2019
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	2.3%	(0.1)%	2.4%
EMEA	(1.1)	(2.5)	1.4
Asia Pacific	9.2	0.6	8.6
Total	2.6%	(0.6)%	3.2%
Product Categories
Knees
Americas	4.8%	(0.1)%	4.9%
EMEA	0.8	(2.6)	3.4
Asia Pacific	7.3	(0.2)	7.5
Total	4.3	(0.6)	4.9
Hips
Americas	3.3	-	3.3
EMEA	(3.2)	(2.3)	(0.9)
Asia Pacific	9.3	1.1	8.2
Total	2.7	(0.5)	3.2
S.E.T	2.8	(0.3)	3.1
Spine & CMF	(0.3)	(0.5)	0.2
Dental	4.3	(0.7)	5.0
Other	(8.2)	(0.5)	(7.7)
Total	2.6%	(0.6)%	3.2%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Year Ended
	December 31, 2019
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	0.8%	(0.2)%	1.0%
EMEA	(3.1)	(5.3)	2.2
Asia Pacific	5.1	(1.8)	6.9
Total	0.6%	(1.6)%	2.2%
Product Categories
Knees
Americas	2.1%	(0.1)%	2.2%
EMEA	(2.7)	(5.5)	2.8
Asia Pacific	4.5	(2.6)	7.1
Total	1.3	(1.9)	3.2
Hips
Americas	2.0	(0.2)	2.2
EMEA	(3.9)	(5.2)	1.3
Asia Pacific	3.4	(1.4)	4.8
Total	0.7	(1.8)	2.5
S.E.T	2.5	(1.3)	3.8
Spine & CMF	(2.2)	(1.0)	(1.2)
Dental	0.7	(1.6)	2.3
Other	(9.9)	(1.3)	(8.6)
Total	0.6%	(1.6)%	2.2%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 and 2018
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Quality remediation	Restructuring and other cost reduction initiatives	Acquisition, integration and related	(Benefit) provision for income taxes	Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$582.2	$147.4	$121.1	$882.2	$19.3	$33.0	$3.7	$(32.2)	$320.7	$1.54
Inventory and manufacturing-related charges(1)	(6.2)	-	-	-	-	-	-	3.5	2.7	0.01
Intangible asset amortization(2)	-	(147.4)	-	-	-	-	-	31.2	116.2	0.56
Quality remediation(4)	(3.7)	-	-	-	(19.3)	-	-	5.4	17.6	0.08
Restructuring and other cost reduction initiatives(5)	-	-	-	-	-	(33.0)	-	1.6	31.4	0.16
Acquisition, integration and related(6)	-	-	-	-	-	-	(3.7)	3.9	(0.2)	-
Litigation(7)	-	-	-	(17.0)	-	-	-	3.1	13.9	0.07
European Union Medical Device Regulation(9)	-	-	(12.8)	-	-	-	-	13.7	(0.9)	-
Other charges(10)	-	-	(1.5)	(35.9)	-	-	-	8.4	29.0	0.14
Switzerland tax reform(12)	-	-	-	-	-	-	-	51.2	(51.2)	(0.25)
Other certain tax adjustments(13)	-	-	-	-	-	-	-	1.1	(1.1)	(0.01)
As Adjusted	$572.3	$-	$106.8	$829.3	$-	$-	$-	$90.9	$478.1	$2.30

FOR THE THREE MONTHS ENDED DECEMBER 31, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Goodwill impairment	Quality remediation	Restructuring and other cost reduction initiatives	Acquisition, integration and related	Other income (expense), net	(Benefit) provision for income taxes	Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$583.4	$148.0	$998.6	$975.9	$34.6	$9.5	$10.3	$(6.9)	$36.6	$(901.1)	$(4.42)
Inventory and manufacturing-related charges(1)	(7.8)	-	-	-	-	-	-	-	5.1	2.7	0.01
Intangible asset amortization(2)	-	(148.0)	-	-	-	-	-	-	18.1	129.9	0.64
Goodwill impairment(3)	-	-	-	(975.9)	-	-	-	-	-	975.9	4.78
Quality remediation(4)	(5.0)	-	-	-	(34.6)	-	-	-	10.3	29.3	0.15
Restructuring and other cost reduction initiatives(5)	-	-	-	-	-	(9.5)	-	-	2.2	7.3	0.04
Acquisition, integration and related(6)	-	-	-	-	-		(10.3)	-	1.6	8.7	0.04
Litigation(7)	-	-	(170.5)	-	-		-	-	50.0	120.5	0.59
European Union Medical Device Regulation(9)	-	-	(2.1)		-		-	-	0.3	1.8	0.01
Other charges(10)	-	-	(32.8)	-	-		-	3.9	2.5	34.2	0.17
U.S. tax reform(11)	-	-	-	-	-		-	-	(8.3)	8.3	0.04
Other certain tax adjustments(13)	-	-	-	-	-		-	-	(30.4)	30.4	0.15
Effect of dilutive shares assuming net earnings(14)	-	-	-	-	-		-	-	-	-	(0.02)
As Adjusted	$570.6	$-	$793.2	$-	$-	$-	$-	$(3.0)	$88.0	$447.9	$2.18

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE YEARS ENDED DECEMBER 31, 2019 and 2018
(in millions, except per share amounts, unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Quality remediation	Restructuring and other cost reduction initiatives	Acquisition, integration and related	(Benefit) provision for income taxes	Net Loss attributable to noncontrolling interest	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$2,252.6	$584.3	$449.3	$3,343.8	$70.1	$82.4	$50.0	$12.2	$(225.7)	$(0.1)	$1,131.6	$5.47
Inventory and manufacturing-related charges(1)	(53.9)	-	-	-	-	-	-	-	23.3	-	30.6	0.15
Intangible asset amortization(2)	-	(584.3)	-	-	-	-	-	-	116.2	-	468.1	2.26
Intangible asset impairment(3)	-	-	-	-	(70.1)	-	-	-	5.5	-	64.6	0.31
Quality remediation(4)	(5.2)	-	-	-	-	(82.4)	-	-	20.3	-	67.3	0.33
Restructuring and other cost reduction initiatives(5)	-	-	-	-	-	-	(50.0)	-	5.6	-	44.4	0.22
Acquisition, integration and related(6)	-	-	-	-	-	-	-	(12.2)	6.3	-	5.9	0.03
Litigation(7)	-	-	-	(65.0)	-	-	-	-	11.0	-	54.0	0.26
Litigation settlement gain(8)	-	-	-	23.5	-	-	-	-	(5.2)	-	(18.3)	(0.09)
European Union Medical Device Regulation(9)	-	-	(30.9)	-	-	-	-	-	16.9	-	14.0	0.07
Other charges(10)	-	-	(5.8)	(114.7)	-	-	-	-	26.3	1.3	92.9	0.45
Switzerland tax reform(12)	-	-	-	-	-	-	-	-	315.0	-	(315.0)	(1.52)
Other certain tax adjustments(13)	-	-	-	-	-	-	-	-	13.7	-	(13.7)	(0.07)
As Adjusted	$2,193.5	$-	$412.6	$3,187.6	$-	$-	$-	$-	$329.2	$1.2	$1,626.4	$7.87

FOR THE YEAR ENDED DECEMBER 31, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Goodwill and intangible asset impairment	Quality remediation	Restructuring and other cost reduction initiatives	Acquisition, integration and related	Other expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$2,271.9	$595.9	$3,379.3	$979.7	$146.9	$34.2	$99.5	$(15.6)	$108.2	$(379.2)	$(1.86)
Inventory and manufacturing-related charges(1)	(32.5)	-	-	-	-	-	-	-	15.1	17.4	0.08
Intangible asset amortization(2)	-	(595.9)	-	-	-	-	-	-	98.2	497.7	2.45
Goodwill and intangible asset impairment(3)	-	-	-	(979.7)	-	-	-	-	0.9	978.8	4.81
Quality remediation(4)	(18.5)	-	-	-	(146.9)	-	-	-	35.1	130.3	0.64
Restructuring and other cost reduction initiatives(5)	-	-	-	-	-	(34.2)	-	-	7.9	26.3	0.13
Acquisition, integration and related(6)	-	-	-	-	-	-	(99.5)	-	20.1	79.4	0.39
Litigation(7)	-	-	(186.0)	-	-	-	-	-	44.8	141.2	0.69
European Union Medical Device Regulation(9)	-	-	(3.7)	-	-	-	-	-	0.5	3.2	0.02
Other charges(10)	-	-	(79.6)	-	-	-	-	3.2	17.0	65.8	0.32
U.S. tax reform(11)	-	-	-	-	-	-	-	-	(8.3)	8.3	0.04
Other certain tax adjustments(13)	-	-	-	-	-	-	-	-	3.8	(3.8)	(0.02)
Effect of dilutive shares assuming net earnings(14)	-	-	-	-	-	-	-	-	-	-	(0.05)
As Adjusted	$2,220.9	$-	$3,110.0	$-	$-	$-	$-	$(12.4)	$343.3	$1,565.4	$7.64

(1)

In the 2019 periods, inventory and manufacturing-related charges include a $20.8 million charge incurred to terminate a raw material supply agreement recognized in the second quarter, excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  The 2018 charges primarily relate to the excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.   The excess and obsolete inventory charges on certain product lines are driven by acquisitions where there are competing product lines and we have plans to discontinue one of the competing product lines.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

In the second quarter of 2019 and third quarter of 2018, we recognized $70.1 million and $3.8 million, respectively, of in-process research and development (“IPR&D”) intangible asset impairment due to the termination of certain IPR&D projects.  In the fourth quarter of 2018, we recognized a goodwill impairment charge of $975.9 million.  The impairment was comprised of $401.2 million in our Spine less Asia Pacific reporting unit, $567.0 million in our EMEA reporting unit and $7.7 million from an insignificant reporting unit.

(4)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its previous inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(5)

In December 2019, our Board of Directors approved, and we initiated, a new global restructuring program that includes a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making and focus the organization on priorities to drive growth.  We have reclassified $9.5 million and $34.2 million in the three-month period and year ended December 31, 2018, respectively, from Acquisition, integration and related to Restructuring and other cost reduction initiatives which is primarily attributed to project costs related to our supply chain optimization initiative.

(6)

The acquisition, integration and related gains and expenses we have excluded from our non-GAAP financial measures resulted from our merger with Biomet in 2015 and other various acquisitions.  The acquisition, integration and related gains and expenses include the following types of gains and expenses:

•

Consulting and professional fees related to third-party integration consulting performed in a variety of areas, such as tax, compliance, logistics and human resources, and legal fees related to the consummation of mergers and acquisitions.

•	Employee termination benefits related to terminating employees with overlapping responsibilities in various areas of our business.
•

Dedicated project personnel expenses which include the salary, benefits, travel expenses and other costs directly associated with employees who are 100 percent dedicated to our integration of acquired businesses and employees who have been notified of termination, but are continuing to work on transferring their responsibilities.

•	Contract termination expenses related to terminated contracts, primarily with sales agents and distribution agreements.
•	Other various expenses to relocate facilities, integrate information technology, losses incurred on assets resulting from the applicable acquisition, and other various expenses.

(7)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products, patent litigation and commercial litigation related to a common matter in multiple jurisdictions.  In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(8)	In the first quarter of 2019, we settled a patent infringement lawsuit out of court, and the other party agreed to pay us an upfront, lump-sum amount for a non-exclusive license to the patent.

(9)

The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements.  The new regulations provide a transition period until May 2020 for currently-approved medical devices to meet the additional requirements.  For certain devices, this transition period can be extended until May 2024.  We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our currently-approved medical devices.  The incremental costs primarily include third-party consulting necessary to supplement our internal resources.

(10)

We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures.  These include costs related to legal entity, distribution and manufacturing optimization, including contract terminations, as well as our costs of complying with our Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor, which monitorship commenced in August 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.  The primary costs in the 2019 periods were related to the DPA and distributor contract terminations.

(11)	In 2018, we finalized our estimates of the effects of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) based upon final guidance issued by U.S. tax authorities.

(12)

Switzerland enacted the Federal Act on Tax Reform and AHV Financing (“TRAF”) effective January 1, 2020.  The federal provisions of the TRAF were enacted in the third quarter of 2019 and the cantonal provisions of the TRAF were enacted in the fourth quarter of 2019.  In the third quarter of 2019, we recognized a $263.8 million provisional net tax benefit related to the federal components of the TRAF.  In the fourth quarter of 2019, we recognized an additional $51.2 million net tax benefit related to the federal and cantonal components of the TRAF in addition to the tax impact of certain restructuring transactions in Switzerland.

(13)

Other certain tax adjustments relate to various discrete tax period adjustments, including changes in tax rates on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting and adjustments from internal restructuring transactions that provide us access to offshore funds in a tax efficient manner.

(14)	Diluted share count used in Adjusted Diluted EPS (in millions):

	Three Months Ended	Year Ended
	December 31, 2018	December 31, 2018

Diluted shares	204.0	203.5
Dilutive shares assuming net earnings	1.4	1.5
Adjusted diluted shares	205.4	205.0

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2019 and 2018
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$423.3	$379.5	$1,585.8	$1,747.4
Additions to instruments	(76.4)	(72.6)	(315.9)	(276.3)
Additions to other property, plant and equipment	(51.8)	(47.5)	(207.1)	(162.7)
Free cash flow	$295.1	$259.4	$1,062.8	$1,308.4

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS
PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2019 and 2018
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net Sales	$2,125.7	$2,071.0	$7,982.2	$7,932.9
Cost of products sold, excluding intangible asset amortization	582.2	583.4	2,252.6	2,271.9
Intangible asset amortization	147.4	148.0	584.3	595.9
Gross Profit	$1,396.1	$1,339.6	$5,145.3	$5,065.1

Inventory and manufacturing-related charges	6.2	7.8	53.9	32.5
Quality remediation	3.7	5.0	5.2	18.5
Intangible asset amortization	147.4	148.0	584.3	595.9
Adjusted gross profit	$1,553.4	$1,500.4	$5,788.7	$5,712.0

Gross margin	65.7%	64.7%	64.5%	63.9%
Inventory and manufacturing-related charges	0.3	0.4	0.7	0.4
Quality remediation	0.2	0.2	-	0.2
Intangible asset amortization	6.9	7.1	7.3	7.5
Adjusted gross margin	73.1%	72.4%	72.5%	72.0%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT (LOSS) & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2019 and 2018
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Operating profit (loss)	$336.8	$(790.5)	$1,137.5	$33.8
Inventory and manufacturing-related charges	6.2	7.8	53.9	32.5
Intangible asset amortization	147.4	148.0	584.3	595.9
Goodwill and intangible asset impairment	-	975.9	70.1	979.7
Quality remediation	23.0	39.6	87.6	165.4
Restructuring and other cost reduction initiatives	33.0	9.5	50.0	34.2
Acquisition, integration and related	3.7	10.3	12.2	99.5
Litigation	17.0	170.5	65.0	186.0
Litigation settlement gain	-	-	(23.5)	-
European Union Medical Device Regulation	12.8	2.1	30.9	3.7
Other charges	37.4	32.8	120.5	79.6
Adjusted operating profit	$617.3	$606.0	$2,188.5	$2,210.3

Operating profit (loss) margin	15.8%	(38.2)%	14.2%	0.4%
Inventory and manufacturing-related charges	0.3	0.4	0.7	0.4
Intangible asset amortization	6.9	7.1	7.3	7.5
Goodwill and intangible asset impairment	-	47.1	0.9	12.4
Quality remediation	1.1	1.9	1.1	2.1
Restructuring and other cost reduction initiatives	1.6	0.5	0.6	0.4
Acquisition, integration and related	0.2	0.5	0.2	1.3
Litigation	0.8	8.2	0.8	2.3
Litigation settlement gain	-	-	(0.3)	-
European Union Medical Device Regulation	0.6	0.1	0.4	-
Other charges	1.7	1.7	1.5	1.1
Adjusted operating profit margin	29.0%	29.3%	27.4%	27.9%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2019 and 2018
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Effective tax rate	(11.1)%	(4.2)%	(24.9)%	(39.9)%
Tax effect of adjustments made to earnings (loss) before taxes(1)	9.0	16.2	5.4	56.2
Switzerland tax reform	17.7	-	34.8	-
U.S. tax reform	-	1.0	-	3.1
Other certain tax adjustments	0.4	3.5	1.5	(1.4)
Adjusted effective tax rate	16.0%	16.5%	16.8%	18.0%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; goodwill and intangible asset impairment; quality remediation; restructuring and other cost reduction initiatives; acquisition, integration and related; litigation; litigation settlement gain; European Union Medical Device Regulation; and other charges

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF DECEMBER 31, 2019 and 2018
(in millions, unaudited)

	December 31, 2019	December 31, 2018
Debt, both current and long-term	$8,221.4	$8,938.7
Cash and cash equivalents	(617.9)	(542.8)
Net debt	$7,603.5	$8,395.9